Exhibit 99.2

Chubb Limited

Financial Supplement

Legacy ACE Limited Financial Results for the

Quarter and Year Ended December 31, 2015

Investor Contact

Helen M. Wilson

Phone: (441) 299-9283

email: investorrelations@chubb.com

This report is for informational purposes only. It should be read in conjunction with documents filed by Chubb Limited with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this financial supplement reflect Chubb’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties which may cause actual results to differ materially from as indicated by such statements. For example, forward-looking statements related to financial performance including exposures, reserves and recoverables could be affected by the frequency of unpredictable catastrophic events, actual loss experience, uncertainties in the reserving or settlement process, currency exchange fluctuations, new theories of liability, judicial, legislative, regulatory and other governmental developments, litigation tactics and developments, investigation developments and actual settlement terms, the amount and timing of reinsurance receivable and credit developments among reinsurers.

Our forward-looking statements could also be affected by competition, pricing and policy term trends, market acceptance, changes in demand, actual market developments, rating agency action, possible terrorism or the outbreak and effects of war. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Chubb Limited

Financial Supplement Table of Contents

		Page
I.	Financial Highlights
	- Consolidated Financial Highlights	1

II.	Consolidated Results
	- Consolidated Results - Consecutive Quarters	2
	- Summary Consolidated Balance Sheets	3
	- Consolidated Premiums and Operating Income by Line of Business	4

III.	Global P&C Results
	- Global P&C Results - Consecutive Quarters	5

IV.	Segment Results
	- Insurance – North American - For Reference Only	6
	- Insurance – North American P&C	7
	- Insurance – North American Agriculture	8
	- Insurance – Overseas General	9
	- Global Reinsurance	10
	- Life	11

V.	Balance Sheet Details
	- Loss Reserve Rollforward	12
	- Reinsurance Recoverable Analysis	13
	- Investment Portfolio	14 - 17
	- Net Realized and Unrealized Gains (Losses)	18
	- Debt and Capital	19
	- Computation of Basic and Diluted Earnings Per Share	20
	- Book Value and Book Value per Common Share	21

VI.	Other Disclosures
	- Non-GAAP Financial Measures	22 - 25
	- Glossary	26

Chubb Limited

Consolidated Financial Highlights

(in millions of U.S. dollars, except share, per share data, and ratios)

(Unaudited)

Note: All dollar amounts in the Financial Supplement are rounded. However, percent changes and ratios are calculated using whole dollars. Accordingly, calculations using rounded dollars may differ.

					Constant $					Constant $
			% Change		% Change			% Change		% Change
	Three months ended December 31		4Q-15 vs.	Constant $	4Q-15 vs.	Year ended December 31		2015 vs.	Constant $	2015 vs.
	2015	2014	4Q-14	2014 (1)	4Q-14 (1)	2015	2014	2014	2014 (1)	2014 (1)
Gross premiums written	$5,639	$5,746	-1.9%	$5,432	3.8%	$23,811	$23,390	1.8%	$22,260	7.0%
Net premiums written	$4,144	$4,326	-4.2%	$4,066	1.9%	$17,713	$17,799	-0.5%	$16,853	5.1%
P&C net premiums written (2)	$3,629	$3,803	-4.6%	$3,570	1.7%	$15,715	$15,787	-0.5%	$14,925	5.3%
Global P&C net premiums written (2)	$3,487	$3,559	-2.0%	$3,326	4.9%	$14,369	$14,197	1.2%	$13,336	7.7%
Net premiums earned	$4,207	$4,370	-3.7%	$4,118	2.2%	$17,213	$17,426	-1.2%	$16,499	4.3%
Net investment income	$532	$577	-7.7%	$563	-5.4%	$2,194	$2,252	-2.6%	$2,209	-0.7%
Operating income	$780	$827	-5.8%	$793	-1.6%	$3,210	$3,320	-3.3%	$3,201	0.3%
Net income	$683	$555	23.0%			$2,834	$2,853	-0.7%
Comprehensive income	$140	$138	1.9%			$908	$2,892	-68.6%
Operating cash flow	$1,165	$1,274				$3,864	$4,496
P&C combined ratio (2)
Loss and loss expense ratio	58.0%	58.6%				58.2%	58.3%
Underwriting and administrative expense ratio	29.7%	29.9%				29.2%	29.4%

Combined ratio	87.7%	88.5%				87.4%	87.7%
Operating return on equity (ROE)	11.1%	11.8%				11.5%	12.0%
ROE	9.4%	7.5%				9.7%	9.8%
Operating effective tax rate (3)	11.1%	12.7%				13.3%	13.9%
Effective tax rate (4)	9.0%	29.5%				14.0%	18.2%
Diluted earnings per share
Operating income	$2.38	$2.47	-3.6%			$9.76	$9.79	-0.3%
Net income	$2.08	$1.66	25.3%			$8.62	$8.42	2.4%
Book value per common share						$89.77	$90.02	-0.3%
Book value per common share excluding foreign currency (5)						$92.92	$90.02	3.2%
Tangible book value per common share						$72.25	$72.61	-0.5%
Tangible book value per common share excluding foreign currency (5)						$74.30	$72.61	2.3%
Tangible book value per common share excluding acquisitions (5)						$73.72	$72.61	1.5%
Tangible book value per common share excluding acquisitions and foreign currency (5) (6)						$75.76	$72.61	4.3%
Weighted average basic common shares outstanding	324.6	331.1				325.6	335.6
Weighted average diluted common shares outstanding	327.8	334.6				328.8	339.0
Total hybrid & financial debt/capitalization (7)						25.1%	14.0%

(1) Prior periods on a constant dollar basis.

(2) See non-GAAP financial measures.

(3) Operating effective tax rate is dependent upon the mix of earnings from different jurisdictions with various tax rates. A change in the geographic mix of earnings would change the effective tax rate. The decrease in the operating effective tax rate for the quarter was primarily due to a higher percentage of operating earnings being generated in lower tax paying jurisdictions.

(4) Q4 2014 and full year 2014 include $115 million due to a deferred tax charge related to unrealized foreign exchange losses.

(5) For 2015, book value per common share and tangible book value per common share exclude the impact of foreign currency movement during the year.

(6) For 2015, tangible book value per common share excludes the impact from goodwill and intangibles relating to the acquisition of the Fireman's Fund high net worth personal lines insurance business in the United States of $474 million.

(7) The leverage ratio in 2015 is higher primarily due to the issuance of $5.3 billion senior notes in November 2015 to finance a portion of the Chubb Corporation acquisition. See Debt and Capital page 19 for additional information.

Financial Highlights	Page 1

Chubb Limited

Consolidated Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

						Full Year	Full Year
Chubb Limited Consolidated	4Q-15	3Q-15	2Q-15	1Q-15	4Q-14	2015	2014
Consolidated Results (Including Corporate) Excluding Life Segment (1)
Gross premiums written	$5,091	$5,824	$5,975	$4,800	$5,193	$21,690	$21,261
Net premiums written	3,629	4,217	4,284	3,585	3,803	15,715	15,787
Net premiums earned	3,701	4,239	3,873	3,453	3,871	15,266	15,464
Adjusted losses and loss expenses (1)	2,146	2,494	2,282	1,970	2,269	8,892	9,009
Policy acquisition costs	602	654	609	600	641	2,465	2,597
Administrative expenses	500	494	504	481	517	1,979	1,960

Underwriting income	453	597	478	402	444	1,930	1,898
Net investment income	465	483	496	485	508	1,929	1,984
Adjusted interest expense (2)	63	67	69	67	66	266	269
Other income (expense) - operating (3)	(2)	11	(2)	-	4	7	2
Amortization of intangible assets	34	51	54	30	29	169	105
Income tax expense	93	133	128	111	110	465	487

Operating income (including Corporate) excluding Life segment	726	840	721	679	751	2,966	3,023
Life segment operating income	54	57	67	66	76	244	297

Consolidated operating income	780	897	788	745	827	3,210	3,320
Chubb integration and related expenses, net of tax	(35)	(7)	-	-	-	(42)	-
Adjusted net realized gains (losses) (1)	(57)	(393)	128	(89)	(210)	(411)	(558)
Net realized gains (losses) related to unconsolidated entities	(17)	25	33	26	49	67	191
Income tax expense (benefit) on adjusted net realized gains (losses)	(12)	(6)	7	1	111	(10)	100

Consolidated net income	$683	$528	$942	$681	$555	$2,834	$2,853

% Change versus prior year period (1)
Net premiums written as reported	-4.6%	-0.4%	5.5%	-2.9%	2.4%	-0.5%	4.9%
Net premiums earned as reported	-4.4%	-0.6%	0.8%	-1.0%	-0.3%	-1.3%	5.1%
Net premiums written constant $	1.7%	5.6%	11.6%	1.7%	5.0%	5.3%	5.9%
Net premiums earned constant $	1.6%	5.4%	7.0%	3.5%	2.1%	4.4%	6.2%
Other ratios
Net premiums written/gross premiums written (1)	71%	72%	72%	75%	73%	72%	74%
Operating effective tax rate	11.1%	13.5%	14.7%	13.7%	12.7%	13.3%	13.9%
P&C combined ratio (1)
Loss and loss expense ratio	58.0%	58.8%	58.9%	57.1%	58.6%	58.2%	58.3%
Policy acquisition cost ratio	16.2%	15.4%	15.7%	17.4%	16.6%	16.1%	16.8%
Administrative expense ratio	13.5%	11.7%	13.1%	13.9%	13.3%	13.1%	12.6%

Combined ratio	87.7%	85.9%	87.7%	88.4%	88.5%	87.4%	87.7%

Combined ratio excluding catastrophe losses and PPD	88.4%	89.2%	88.4%	89.3%	89.5%	88.8%	89.3%
P&C expense ratio	29.7%	27.1%	28.8%	31.3%	29.9%	29.2%	29.4%
P&C expense ratio excluding A&H	26.3%	23.6%	25.5%	27.9%	26.7%	25.7%	26.0%
Catastrophe reinstatement premiums collected - pre-tax	$(1)	$-	$-	$-	$2	$(1)	$3
Catastrophe losses - pre-tax	$74	$72	$124	$51	$71	$321	$291
Favorable prior period development (PPD) - pre-tax	$(100)	$(210)	$(153)	$(83)	$(107)	$(546)	$(527)
Loss and loss expense ratio excluding catastrophe losses and PPD	58.5%	62.2%	59.7%	58.1%	59.6%	59.7%	59.8%

(1) See non-GAAP financial measures.

(2) Excludes the pre-acquisition interest expense on the $5.3 billion senior notes issued in November 2015. See non-GAAP financial measures.

(3) Excludes portion of net realized investment gains and losses related to unconsolidated entities.

Consolidated Results	Page 2

Chubb Limited

Summary Consolidated Balance Sheets

(in millions of U.S. dollars, except per share data)

(Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014
Assets
Fixed maturities available for sale, at fair value	$43,587	$48,278	$48,701	$50,410	$49,395
Fixed maturities held to maturity, at amortized cost	8,430	8,564	8,676	6,982	7,331
Equity securities, at fair value	497	464	498	536	510
Short-term investments, at fair value	10,446	1,808	2,062	2,536	2,322
Other investments	3,291	3,270	3,328	3,430	3,346

Total investments	66,251	62,384	63,265	63,894	62,904

Cash	1,775	1,038	790	948	655
Securities lending collateral	1,046	1,011	1,080	1,033	1,330
Insurance and reinsurance balances receivable	5,323	5,290	5,757	5,026	5,426
Reinsurance recoverable on losses and loss expenses	11,386	11,231	11,775	11,588	11,992
Deferred policy acquisition costs	2,873	2,809	2,806	2,683	2,601
Value of business acquired	395	410	434	440	466
Prepaid reinsurance premiums	2,082	2,059	2,238	1,981	2,026
Goodwill and other intangible assets	5,683	5,713	5,969	5,516	5,724
Deferred tax assets	318	395	285	224	295
Investments in partially-owned insurance companies	653	654	638	590	504
Other assets	4,581	4,766	4,803	4,475	4,325

Total assets	$102,366	$97,760	$99,840	$98,398	$98,248

Liabilities
Unpaid losses and loss expenses	$37,303	$37,564	$38,230	$37,326	$38,315
Unearned premiums	8,439	8,510	8,879	8,182	8,222
Future policy benefits	4,807	4,776	4,835	4,744	4,754
Insurance and reinsurance balances payable	4,270	4,225	4,602	4,198	4,095
Securities lending payable	1,047	1,012	1,081	1,034	1,331
Accounts payable, accrued expenses, and other liabilities (1)	7,609	7,380	7,492	7,596	7,128
Short-term debt (1)	-	700	700	1,150	1,150
Long-term debt	9,447	4,157	4,157	4,157	3,357
Trust preferred securities	309	309	309	309	309

Total liabilities	73,231	68,633	70,285	68,696	68,661

Shareholders’ equity
Total shareholders’ equity, excl. AOCI	29,870	29,319	28,948	28,550	28,396
Accumulated other comprehensive income (AOCI)	(735)	(192)	607	1,152	1,191

Total shareholders’ equity	29,135	29,127	29,555	29,702	29,587

Total liabilities and shareholders’ equity	$102,366	$97,760	$99,840	$98,398	$98,248

Book value per common share	$89.77	$89.88	$91.27	$90.81	$90.02
% change over prior quarter	-0.1%	-1.5%	0.5%	0.9%	-0.4%
Tangible book value per common share	$72.25	$72.25	$72.84	$73.94	$72.61
% change over prior quarter	0.0%	-0.8%	-1.5%	1.8%	-1.9%

(1) Effective Q4 2015, repurchase agreements (previously reported in Short-term debt) is now reported in Accounts payable, accrued expenses, and other liabilities. Prior period amounts are reclassified to conform to the current presentation

Consol Bal Sheet	Page 3

Chubb Limited

Consolidated Premiums and Operating Income by Line of Business

(in millions of U.S. dollars)

(Unaudited)

Chubb Limited Consolidated					Constant $					Constant $
			% Change		% Change			% Change	Constant $	% Change
			4Q-15 vs.	Constant $	4Q-15 vs.	Full Year	Full Year	2015 vs.	Full Year	2015 vs.
	4Q-15	4Q-14	4Q-14	4Q-14 (2)	4Q-14 (2)	2015	2014	2014	2014 (2)	2014 (2)
Net premiums written
Property and all other	$1,162	$1,178	-1.5%			$5,480	$5,249	4.4%
Casualty	1,725	1,718	0.3%			6,360	6,213	2.3%

Subtotal	2,887	2,896	-0.4%	$2,745	5.2%	11,840	11,462	3.3%	$10,905	8.6%
Agriculture	142	244	-41.9%	244	-41.9%	1,346	1,590	-15.3%	1,590	-15.3%
Personal accident (A&H) (1)	859	920	-6.5%	831	3.4%	3,548	3,735	-5.0%	3,403	4.3%
Life	256	266	-3.2%	246	3.7%	979	1,012	-3.2%	955	2.5%

Total consolidated	$4,144	$4,326	-4.2%	$4,066	1.9%	$17,713	$17,799	-0.5%	$16,853	5.1%

% of Total Consolidated
Property and all other	28%	27%				31%	29%
Casualty	42%	40%				36%	35%

Subtotal	70%	67%				67%	64%
Agriculture	3%	6%				8%	9%
Personal accident (A&H) (1)	21%	21%				19%	21%
Life	6%	6%				6%	6%

Total consolidated	100%	100%				100%	100%

Net premiums earned
Property and all other	$1,308	$1,314	-0.5%			$5,222	$5,161	1.2%
Casualty	1,553	1,565	-0.9%			6,195	6,080	1.9%

Subtotal	2,861	2,879	-0.7%	$2,728	4.8%	11,417	11,241	1.6%	$10,691	6.8%
Agriculture	240	327	-26.2%	327	-26.2%	1,364	1,526	-10.6%	1,526	-10.6%
Personal accident (A&H) (1)	856	908	-5.6%	824	3.9%	3,501	3,678	-4.8%	3,355	4.4%
Life	250	256	-2.3%	239	4.5%	931	981	-5.1%	927	0.4%

Total consolidated	$4,207	$4,370	-3.7%	$4,118	2.2%	$17,213	$17,426	-1.2%	$16,499	4.3%

% of Total Consolidated
Property and all other	31%	30%				30%	29%
Casualty	37%	36%				36%	35%

Subtotal	68%	66%				66%	64%
Agriculture	6%	7%				8%	9%
Personal accident (A&H) (1)	20%	21%				20%	21%
Life	6%	6%				6%	6%

Total consolidated	100%	100%				100%	100%

Operating income, after-tax
Property, casualty, and all other	$603	$620	-3.1%	$598	0.7%	$2,485	$2,584	-3.9%	$2,511	-1.1%
Agriculture	43	45	-5.4%	45	-5.4%	149	96	55.1%	96	55.1%
Personal accident (A&H) (1)	101	121	-15.2%	108	-5.8%	438	481	-8.7%	434	1.1%
Life	33	41	-18.6%	42	-20.1%	138	159	-13.2%	160	-13.4%

Total consolidated	$780	$827	-5.8%	$793	-1.6%	$3,210	$3,320	-3.3%	$3,201	0.3%

% of Total Consolidated
Property, casualty, and all other	77%	75%				77%	78%
Agriculture	6%	5%				5%	3%
Personal accident (A&H) (1)	13%	15%				14%	14%
Life	4%	5%				4%	5%

Total consolidated	100%	100%				100%	100%

(1) For purposes of this schedule only, A&H results from our Combined North American and International businesses, normally included in the Life and Insurance – Overseas General segments, respectively, are included in the personal accident (A&H) line items above.

(2) Prior periods on a constant-dollar basis.

Line of Business	Page 4

Chubb Limited

Global P&C Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

Global P&C includes the company’s Insurance – North American P&C segment (refer to page 7), Insurance – Overseas General segment (refer to page 9), Global Reinsurance segment (refer to page 10), and Corporate (not separately disclosed in the Financial Supplement). Global P&C excludes the Insurance – North American Agriculture segment.

Global P&C (Including Corporate)	4Q-15	3Q-15	2Q-15	1Q-15	4Q-14	Full Year 2015	Full Year 2014

Gross premiums written	$4,821	$4,581	$5,409	$4,672	$4,891	$19,483	$18,883
Net premiums written	3,487	3,480	3,905	3,497	3,559	14,369	14,197
Net premiums earned	3,461	3,500	3,552	3,389	3,544	13,902	13,938
Losses and loss expenses	1,968	1,870	2,009	1,948	2,017	7,795	7,709
Policy acquisition costs	594	612	586	604	629	2,396	2,516
Administrative expenses	502	494	500	482	513	1,978	1,951

Underwriting income	397	524	457	355	385	1,733	1,762

Net investment income	459	478	490	479	501	1,906	1,958
Adjusted interest expense	63	67	69	67	66	266	269
Other income (expense) - operating (1)	(2)	10	(1)	1	5	8	4
Amortization of intangible assets	26	43	47	23	21	139	74
Income tax expense	82	118	124	101	98	425	454

Global P&C operating income	683	784	706	644	706	2,817	2,927

Chubb integration and related expenses, net of tax	(35)	(7)	-	-	-	(42)	-

Net realized gains (losses)	(111)	(67)	25	(30)	(67)	(183)	(178)
Net realized gains (losses) related to unconsolidated entities	(17)	13	16	12	43	24	185
Income tax expense (benefit) on net realized gains (losses)	(11)	(7)	5	-	110	(13)	101

Global P&C net income	$531	$730	$742	$626	$572	$2,629	$2,833

% Change versus prior year period
Net premiums written as reported	-2.0%	0.3%	6.4%	0.0%	3.0%	1.2%	5.7%
Net premiums earned as reported	-2.4%	0.0%	1.2%	0.1%	2.6%	-0.3%	7.0%

Net premiums written constant $	4.9%	7.8%	13.2%	5.0%	5.8%	7.7%	6.9%
Net premiums earned constant $	4.3%	7.6%	8.0%	4.8%	5.4%	6.2%	8.2%

Other ratios
Net premiums written/gross premiums written	72%	76%	72%	75%	73%	74%	75%

Combined ratio
Loss and loss expense ratio	56.9%	53.4%	56.5%	57.5%	56.9%	56.1%	55.3%
Policy acquisition cost ratio	17.1%	17.5%	16.5%	17.8%	17.8%	17.2%	18.0%
Administrative expense ratio	14.5%	14.1%	14.1%	14.2%	14.4%	14.2%	14.1%

Combined ratio	88.5%	85.0%	87.1%	89.5%	89.1%	87.5%	87.4%

Combined ratio excluding catastrophe losses and PPD	89.1%	88.8%	88.2%	89.5%	90.2%	88.9%	89.4%

Expense ratio	31.6%	31.6%	30.6%	32.0%	32.2%	31.4%	32.1%
Expense ratio excluding A&H	28.3%	28.2%	27.4%	28.7%	29.2%	28.1%	28.8%

Catastrophe reinstatement premiums collected - pre-tax	$(1)	$-	$-	$-	$2	$(1)	$3
Catastrophe losses - pre-tax	$73	$72	$117	$50	$70	$312	$278
Favorable prior period development (PPD) - pre-tax	$(93)	$(205)	$(153)	$(50)	$(106)	$(501)	$(561)
Loss and loss expense ratio excluding catastrophe losses and PPD	57.3%	57.3%	57.6%	57.6%	57.9%	57.4%	57.5%

(1) Excludes portion of net realized investment gains and losses related to unconsolidated entities.

Global P&C	Page 5

Chubb Limited

Insurance - North American

(in millions of U.S. dollars, except ratios)

(Unaudited)

The table below combines the company's Insurance – North American P&C segment (refer to page 7) and Insurance – North American Agriculture segment (refer to page 8) into total Insurance – North American business presentation for reference purposes only.

Insurance – North American						Full Year	Full Year
	4Q-15	3Q-15	2Q-15	1Q-15	4Q-14	2015	2014

Gross premiums written	$2,992	$3,615	$3,471	$2,253	$2,841	$12,331	$11,414
Net premiums written	1,933	2,448	2,354	1,518	1,913	8,253	7,853
Net premiums earned	1,926	2,421	2,009	1,590	1,887	7,946	7,633
Losses and loss expenses (1)	1,298	1,799	1,393	1,057	1,329	5,547	5,386
Policy acquisition costs	162	197	153	157	166	669	715
Administrative expenses	194	192	193	170	181	749	687

Underwriting income	272	233	270	206	211	981	845

Net investment income	264	271	275	269	280	1,079	1,111
Interest expense	(5)	3	2	2	2	2	9
Other income (expense) - operating	1	3	(2)	2	6	4	9
Amortization of intangible assets	23	39	39	7	8	108	31
Income tax expense	87	83	92	88	70	350	331

Operating income	432	382	410	380	417	1,604	1,594

Net realized gains (losses) (1)	(68)	(33)	-	(6)	(39)	(107)	(64)
Net realized gains (losses) related to unconsolidated entities	(4)	14	10	4	19	24	90
Income tax expense on net realized gains (losses)	1	2	1	2	1	6	8

Net income	$359	$361	$419	$376	$396	$1,515	$1,612

Combined ratio
Loss and loss expense ratio	67.4%	74.3%	69.3%	66.5%	70.4%	69.8%	70.6%
Policy acquisition cost ratio	8.4%	8.2%	7.6%	9.8%	8.8%	8.4%	9.4%
Administrative expense ratio	10.1%	7.9%	9.7%	10.7%	9.6%	9.5%	8.9%

Combined ratio	85.9%	90.4%	86.6%	87.0%	88.8%	87.7%	88.9%

Combined ratio excluding catastrophe losses and PPD	85.8%	87.6%	86.0%	87.4%	87.9%	86.7%	88.0%
Catastrophe losses - pre-tax	$28	$22	$61	$46	$30	$157	$145
Unfavorable (favorable) prior period development (PPD) - pre-tax	$(26)	$45	$(49)	$(54)	$(12)	$(84)	$(73)
Loss and loss expense ratio excluding catastrophe losses and PPD	67.0%	71.6%	68.8%	67.1%	69.6%	68.9%	69.6%

% Change versus prior year period
Net premiums written	1.1%	6.2%	16.4%	-5.9%	3.0%	5.1%	4.1%
Net premiums earned	2.1%	5.9%	7.4%	0.0%	-2.6%	4.1%	3.2%

Other ratios
Net premiums written/gross premiums written	65%	68%	68%	67%	67%	67%	69%

(1) See non-GAAP financial measures.

Insurance - North American	Page 6

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

Insurance – North American P&C						Full Year	Full Year
	4Q-15	3Q-15	2Q-15	1Q-15	4Q-14	2015	2014

Gross premiums written	$2,722	$2,372	$2,905	$2,125	$2,539	$10,124	$9,036
Net premiums written	1,791	1,711	1,975	1,430	1,669	6,907	6,263
Net premiums earned	1,686	1,682	1,688	1,526	1,560	6,582	6,107
Losses and loss expenses	1,120	1,175	1,120	1,035	1,077	4,450	4,086
Policy acquisition costs	154	155	130	161	154	600	634
Administrative expenses	196	192	189	171	177	748	678

Underwriting income	216	160	249	159	152	784	709

Net investment income	258	266	269	263	273	1,056	1,085
Interest expense	(5)	3	2	2	2	2	9
Other income (expense) - operating	1	2	(1)	3	7	5	11
Amortization of intangible assets	15	31	32	-	-	78	-
Income tax expense	76	68	88	78	58	310	298

Operating income	389	326	395	345	372	1,455	1,498

Net realized gains (losses)	(69)	(33)	-	(6)	(42)	(108)	(67)
Net realized gains (losses) related to unconsolidated entities	(4)	14	10	4	19	24	90
Income tax expense on net realized gains (losses)	1	2	1	2	1	6	8

Net income	$315	$305	$404	$341	$348	$1,365	$1,513

Combined ratio
Loss and loss expense ratio	66.5%	69.9%	66.3%	67.9%	69.0%	67.6%	66.9%
Policy acquisition cost ratio	9.1%	9.2%	7.7%	10.5%	9.9%	9.1%	10.4%
Administrative expense ratio	11.6%	11.4%	11.2%	11.2%	11.3%	11.4%	11.1%

Combined ratio	87.2%	90.5%	85.2%	89.6%	90.2%	88.1%	88.4%

Combined ratio excluding catastrophe losses and PPD	86.7%	86.3%	85.0%	87.9%	89.1%	86.4%	88.0%
Catastrophe losses - pre-tax	$27	$22	$54	$45	$29	$148	$132
Unfavorable (favorable) prior period development (PPD) - pre-tax	$(19)	$50	$(49)	$(21)	$(11)	$(39)	$(107)
Loss and loss expense ratio excluding catastrophe losses and PPD	65.7%	65.7%	66.1%	66.3%	67.8%	66.0%	66.6%

% Change versus prior year period (1)
Net premiums written	7.4%	11.0%	20.8%	0.8%	4.2%	10.3%	5.9%
Net premiums earned	8.0%	10.7%	9.6%	2.5%	3.3%	7.8%	6.8%

Other ratios
Net premiums written/gross premiums written	66%	72%	68%	67%	66%	68%	69%

(1) On a constant dollar basis, net premiums written increased 8.0 % and 10.9% for the quarter and full year, respectively. Net premiums earned increased 8.7% and 8.4%, on a constant dollar basis, for the quarter and full year, respectively.

Insurance - North American P&C	Page 7

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

Insurance – North American Agriculture						Full Year	Full Year
	4Q-15	3Q-15	2Q-15	1Q-15	4Q-14	2015	2014

Gross premiums written	$270	$1,243	$566	$128	$302	$2,207	$2,378
Net premiums written	142	737	379	88	244	1,346	1,590
Net premiums earned	240	739	321	64	327	1,364	1,526
Losses and loss expenses (1)	178	624	273	22	252	1,097	1,300
Policy acquisition costs	8	42	23	(4)	12	69	81
Administrative expenses	(2)	-	4	(1)	4	1	9

Underwriting income	56	73	21	47	59	197	136

Net investment income	6	5	6	6	7	23	26
Interest expense	-	-	-	-	-	-	-
Other income (expense) - operating	-	1	(1)	(1)	(1)	(1)	(2)
Amortization of intangible assets	8	8	7	7	8	30	31
Income tax expense	11	15	4	10	12	40	33

Operating income	43	56	15	35	45	149	96

Net realized gains (losses) (1)	1	-	-	-	3	1	3
Net realized gains (losses) related to unconsolidated entities	-	-	-	-	-	-	-
Income tax expense on net realized gains (losses)	-	-	-	-	-	-	-

Net income	$44	$56	$15	$35	$48	$150	$99

Combined ratio
Loss and loss expense ratio	73.9%	84.5%	85.3%	33.3%	77.2%	80.4%	85.2%
Policy acquisition cost ratio	3.4%	5.7%	7.2%	-6.0%	3.6%	5.1%	5.3%
Administrative expense ratio	-0.9%	0.0%	1.1%	-0.9%	1.0%	0.0%	0.6%

Combined ratio	76.4%	90.2%	93.6%	26.4%	81.8%	85.5%	91.1%

Combined ratio excluding catastrophe losses and PPD	79.2%	90.8%	91.4%	76.7%	82.4%	88.2%	87.8%
Catastrophe losses - pre-tax	$1	$-	$7	$1	$1	$9	$13
Unfavorable (favorable) prior period development (PPD) - pre-tax	$(7)	$(5)	$-	$(33)	$(1)	$(45)	$34
Loss and loss expense ratio excluding catastrophe losses and PPD	75.4%	85.1%	83.1%	83.2%	77.9%	82.8%	81.8%

% Change versus prior year period
Net premiums written	-41.9%	-3.5%	-2.4%	-54.6%	-5.0%	-15.3%	-2.3%
Net premiums earned	-26.2%	-3.6%	-2.9%	-37.2%	-23.4%	-10.6%	-9.1%

Other ratios
Net premiums written/gross premiums written	52%	59%	67%	69%	81%	61%	67%

(1) See non-GAAP financial measures.

Insurance - Agriculture	Page 8

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

Insurance – Overseas General						Constant $	Full Year	Full Year
	4Q-15	3Q-15	2Q-15	1Q-15	4Q-14	4Q-14(1)	2015	2014

Gross premiums written	$1,990	$2,019	$2,212	$2,255	$2,212	$1,946	$8,476	$8,853
Net premiums written	1,587	1,584	1,669	1,794	1,749	1,530	6,634	6,999
Net premiums earned	1,575	1,615	1,644	1,637	1,758	1,547	6,471	6,805
Losses and loss expenses	748	674	816	814	835	734	3,052	3,189
Policy acquisition costs	391	405	396	389	419	366	1,581	1,625
Administrative expenses	241	246	254	256	262	236	997	1,026

Underwriting income	195	290	178	178	242	211	841	965

Net investment income	125	132	139	138	147	136	534	545
Interest expense	5	1	1	1	2	2	8	6
Other income (expense) - operating	5	6	4	2	6	7	17	18
Amortization of intangible assets	11	12	15	23	21	18	61	74
Income tax expense	48	85	65	53	78	70	251	285

Operating income	261	330	240	241	294	264	1,072	1,163

Net realized gains (losses)	(28)	(13)	13	(10)	(7)		(38)	(78)
Net realized gains (losses) related to unconsolidated entities	(8)	-	3	4	12		(1)	45

Income tax expense (benefit) on net realized gains (losses)	(13)	(9)	4	(1)	111		(19)	93

Net income	$238	$326	$252	$236	$188		$1,052	$1,037

Combined ratio
Loss and loss expense ratio	47.5%	41.7%	49.7%	49.7%	47.5%		47.2%	46.9%
Policy acquisition cost ratio	24.8%	25.1%	24.1%	23.8%	23.8%		24.4%	23.9%
Administrative expense ratio	15.3%	15.2%	15.4%	15.6%	15.0%		15.4%	15.0%

Combined ratio	87.6%	82.0%	89.2%	89.1%	86.3%		87.0%	85.8%

Combined ratio excluding catastrophe losses and PPD	89.7%	90.5%	89.8%	90.3%	89.4%		90.1%	89.9%

Catastrophe reinstatement premiums - pre-tax	$(2)	$-	$-	$-	$-		$(2)	$-
Catastrophe losses - pre-tax	$40	$39	$58	$5	$30		$142	$112
Favorable prior period development (PPD) - pre-tax	$(74)	$(177)	$(68)	$(24)	$(86)		$(343)	$(391)
Loss and loss expense ratio excluding catastrophe losses and PPD	49.6%	50.2%	50.3%	50.9%	50.7%		50.3%	51.0%

% Change versus prior year period
Net premiums written as reported	-9.3%	-7.9%	-5.1%	1.3%	3.0%		-5.2%	7.4%
Net premiums earned as reported	-10.5%	-6.4%	-3.9%	1.6%	3.4%		-4.9%	7.5%

Net premiums written constant $	3.6%	6.1%	7.6%	11.0%	8.4%		7.1%	9.4%
Net premiums earned constant $	1.7%	7.8%	9.4%	11.2%	8.8%		7.5%	9.6%

Other ratios
Net premiums written/gross premiums written	80%	78%	75%	80%	79%		78%	79%

(1) Prior periods on a constant dollar basis.

Insurance - Overseas General	Page 9

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

Global Reinsurance						Full Year	Full Year
	4Q-15	3Q-15	2Q-15	1Q-15	4Q-14	2015	2014
Gross premiums written	$109	$190	$292	$292	$140	$883	$994
Net premiums written	109	185	261	273	141	828	935
Net premiums earned	200	203	220	226	226	849	1,026
Losses and loss expenses	99	20	72	99	104	290	431
Policy acquisition costs	48	52	60	54	56	214	257
Administrative expenses	12	12	13	12	13	49	54

Underwriting income	41	119	75	61	53	296	284

Net investment income	70	76	79	75	78	300	316
Interest expense	2	1	1	1	-	5	4
Other income (expense) - operating	1	4	-	1	3	6	4
Amortization of intangible assets	-	-	-	-	-	-	-
Income tax expense	1	8	8	8	7	25	38

Operating income	109	190	145	128	127	572	562

Net realized gains (losses)	(12)	(14)	5	(11)	(12)	(32)	(29)
Net realized gains (losses) related to unconsolidated entities	(5)	(2)	3	4	12	-	50
Income tax expense on net realized gains (losses)	2	-	(1)	-	-	1	-

Net income	$90	$174	$154	$121	$127	$539	$583

Combined ratio
Loss and loss expense ratio	49.7%	9.6%	32.9%	43.6%	45.8%	34.2%	42.0%
Policy acquisition cost ratio	24.1%	25.4%	27.2%	24.0%	25.0%	25.2%	25.0%
Administrative expense ratio	6.0%	6.2%	5.6%	5.6%	5.7%	5.8%	5.3%

Combined ratio	79.8%	41.2%	65.7%	73.2%	76.5%	65.2%	72.3%

Combined ratio excluding catastrophe losses and PPD	76.6%	75.3%	79.6%	75.5%	76.2%	76.8%	75.6%

Catastrophe reinstatement premiums collected - pre-tax	$1	$-	$-	$-	$2	$1	$3
Catastrophe losses - pre-tax	$6	$11	$5	$-	$11	$22	$34
Favorable prior period development (PPD) - pre-tax	$-	$(78)	$(36)	$(5)	$(9)	$(119)	$(63)
Loss and loss expense ratio excluding catastrophe losses and PPD	46.5%	44.3%	46.7%	46.0%	45.4%	45.9%	45.5%

% Change versus prior year period
Net premiums written as reported	-22.1%	-11.5%	-5.9%	-11.4%	-9.4%	-11.4%	-5.7%
Net premiums earned as reported	-11.3%	-20.4%	-15.5%	-20.6%	-7.7%	-17.2%	5.1%

Net premiums written constant $	-20.2%	-9.5%	-3.9%	-9.1%	-8.8%	-9.3%	-5.8%
Net premiums earned constant $	-9.0%	-18.1%	-13.2%	-19.0%	-7.1%	-15.1%	4.9%

Other ratios
Net premiums written/gross premiums written	100%	97%	90%	93%	100%	94%	94%

Global Reinsurance	Page 10

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars)

(Unaudited)

Life	4Q-15	3Q-15	2Q-15	1Q-15	4Q-14	Full Year 2015	Full Year 2014
Gross premiums written	$548	$522	$529	$522	$553	$2,121	$2,129
Net premiums written	515	492	500	491	523	1,998	2,012
Net premiums earned	506	480	487	474	499	1,947	1,962
Losses and loss expenses (1)	159	153	137	152	147	601	589
Policy benefits (2)	159	89	153	142	134	543	517
(Gains) losses from fair value changes in separate account assets (2)	(13)	49	(6)	(11)	3	19	(2)
Policy acquisition costs	134	117	118	107	123	476	478
Administrative expenses	70	74	74	73	73	291	285
Net investment income	67	66	66	66	69	265	268

Life underwriting income (3)	64	64	77	77	88	282	363

Interest expense	1	1	2	1	1	5	11
Other income (expense) - operating (1)	(4)	1	1	(2)	1	(4)	(5)
Amortization of intangible assets	1	-	1	-	1	2	3
Income tax expense	4	7	8	8	11	27	47

Operating income	54	57	67	66	76	244	297

Net realized gains (losses):
Mark-to-market on guaranteed living benefits derivative (net of related hedges)	55	(313)	102	(57)	(153)	(213)	(385)
Foreign exchange gains (losses) and all other	(2)	(13)	1	(2)	7	(16)	2
Net realized gains (losses) related to unconsolidated entities	-	12	17	14	6	43	6
Income tax expense (benefit) on net realized gains (losses)	(1)	1	2	1	1	3	(1)

Net income (loss)	$108	$(258)	$185	$20	$(65)	$55	$(79)

% Change versus prior year period
Net premiums written as reported	-1.6%	-0.8%	0.3%	-0.6%	4.0%	-0.7%	2.0%
Net premiums earned as reported	1.4%	-1.9%	-0.8%	-1.9%	3.6%	-0.8%	3.0%

Net premiums written constant $ (4)	3.7%	4.4%	4.1%	2.4%	6.2%	3.7%	4.0%

Net premiums earned constant $	6.8%	3.4%	3.0%	0.9%	5.9%	3.5%	4.9%

(1) Q4 2015 includes unfavorable reserve development of $13 million compared to $7 million favorable reserve development in Q4 2014.

(2) (Gains) losses from fair value changes in separate account assets that do not qualify for separate account reporting under GAAP have been reclassified from Other income (expense) for purposes of presenting Life underwriting income in the Life segment. The offsetting movement in the separate account liabilities is included in Policy benefits.

(3) We assess the performance of our Life business based on Life underwriting income which includes Net investment income and (Gains) losses from fair value changes in separate account assets.

(4) International life insurance net premiums written and deposits breakdown (excludes Combined North American and Life reinsurance businesses):

	4Q-15	Constant $ 4Q-14(6)	Constant $ % Change 4Q-15 vs. 4Q-14(6)	Full Year 2015	Constant $ Full Year 2014(6)	Constant $ % Change 2015 vs. 2014(6)
International life insurance net premiums written	$199	$183	8.5%	$744	$693	7.3%
International life insurance deposits (5)	289	250	15.5%	1,015	953	6.6%

Total international life insurance net premiums written and deposits	$488	$433	12.5%	$1,759	$1,646	6.9%

(5) Includes deposits collected on universal life and investment contracts. Consistent with GAAP, premiums collected on universal life and investment contracts are considered deposits and excluded from revenues.

(6) Prior periods on a constant dollar basis.

Life	Page 11

Chubb Limited

Loss Reserve Rollforward

(in millions of U.S. dollars, except ratios)

(Unaudited)

	Unpaid Losses			Net Paid to
	Gross	Ceded	Net	Incurred Ratio

Balance at December 31, 2013	$37,443	$10,612	$26,831
Losses and loss expenses incurred	2,462	301	2,161
Losses and loss expenses paid	(3,059)	(762)	(2,297)	106%
Other (incl. foreign exch. revaluation)	20	16	4

Balance at March 31, 2014	$36,866	$10,167	$26,699
Losses and loss expenses incurred	3,004	616	2,388
Losses and loss expenses paid	(2,878)	(729)	(2,149)	90%
Other (incl. foreign exch. revaluation)	185	56	129

Balance at June 30, 2014	$37,177	$10,110	$27,067
Losses and loss expenses incurred	3,840	1,156	2,684
Losses and loss expenses paid	(3,165)	(810)	(2,355)	88%
Other (incl. foreign exch. revaluation)	(405)	(120)	(285)

Balance at September 30, 2014	$37,447	$10,336	$27,111
Losses and loss expenses incurred	3,442	1,026	2,416
Losses and loss expenses paid	(3,307)	(873)	(2,434)	101%
Other (incl. foreign exch. revaluation)	733	818	(85)

Balance at December 31, 2014	$38,315	$11,307	$27,008
Losses and loss expenses incurred	2,743	621	2,122
Losses and loss expenses paid	(3,062)	(744)	(2,318)	109%
Other (incl. foreign exch. revaluation)	(670)	(197)	(473)

Balance at March 31, 2015	$37,326	$10,987	$26,339
Losses and loss expenses incurred	3,065	648	2,417
Losses and loss expenses paid	(2,830)	(547)	(2,283)	94%
Other (incl. foreign exch. revaluation)	669	60	609

Balance at June 30, 2015	$38,230	$11,148	$27,082
Losses and loss expenses incurred	3,252	609	2,643
Losses and loss expenses paid	(3,391)	(908)	(2,483)	94%
Other (incl. foreign exch. revaluation)	(527)	(193)	(334)

Balance at September 30, 2015	$37,564	$10,656	$26,908
Losses and loss expenses incurred	3,481	1,179	2,302
Losses and loss expenses paid	(3,616)	(1,050)	(2,566)	111%
Other (incl. foreign exch. revaluation)	(126)	(44)	(82)

Balance at December 31, 2015	$37,303	$10,741	$26,562

Add net recoverable on paid losses	-	645	(645)

Balance including net recoverable on paid losses	$37,303	$11,386	$25,917

Loss Reserve Rollforward	Page 12

Chubb Limited

Reinsurance Recoverable Analysis

(in millions of U.S. dollars)

(Unaudited)

Net Reinsurance Recoverable by Division

	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014
Reinsurance recoverable on paid losses and loss expenses
Active operations	$450	$392	$448	$413	$478
Brandywine and Other Run-off	288	284	283	292	313

Total	$738	$676	$731	$705	$791

Reinsurance recoverable on unpaid losses and loss expenses
Active operations	$9,884	$9,769	$10,262	$10,052	$10,348
Brandywine and Other Run-off	1,092	1,127	1,136	1,184	1,210

Total	$10,976	$10,896	$11,398	$11,236	$11,558

Gross reinsurance recoverable
Active operations	$10,334	$10,161	$10,710	$10,465	$10,826
Brandywine and Other Run-off	1,380	1,411	1,419	1,476	1,523

Total	$11,714	$11,572	$12,129	$11,941	$12,349

Provision for uncollectible reinsurance (1)
Active operations	$(194)	$(207)	$(214)	$(213)	$(217)
Brandywine and Other Run-off	(134)	(134)	(140)	(140)	(140)

Total	$(328)	$(341)	$(354)	$(353)	$(357)

Net reinsurance recoverable
Active operations	$10,140	$9,954	$10,496	$10,252	$10,609
Brandywine and Other Run-off	1,246	1,277	1,279	1,336	1,383

Total	$11,386	$11,231	$11,775	$11,588	$11,992

(1) The provision for uncollectible reinsurance is based on a default analysis applied to gross reinsurance, net of usable collateral of approximately $2.4 billion.

Reinsurance Recoverable	Page 13

Chubb Limited

Investment Portfolio

(in millions of U.S. dollars)

(Unaudited)

	December 31		September 30		June 30		March 31		December 31
	2015		2015		2015		2015		2014
Market Value
Fixed maturities available for sale	$43,587		$48,278		$48,701		$50,410		$49,395
Fixed maturities held to maturity	8,552		8,750		8,805		7,307		7,589
Short-term investments	10,446		1,808		2,062		2,536		2,322

Total fixed maturities	$62,585		$58,836		$59,568		$60,253		$59,306

Asset Allocation by Market Value
Treasury	$2,395	4%	$2,619	4%	$2,424	4%	$2,448	4%	$2,448	4%
Agency	878	1%	1,040	2%	1,139	2%	1,221	2%	1,222	2%
Corporate and asset-backed	17,985	28%	20,018	34%	20,007	34%	20,370	34%	19,854	34%
Mortgage-backed	11,701	19%	12,936	22%	12,661	21%	12,791	21%	12,325	21%
Municipal	4,950	8%	5,306	9%	5,276	9%	5,067	9%	4,930	8%
Non-U.S.	14,230	23%	15,109	26%	15,999	27%	15,820	26%	16,205	27%
Short-term investments	10,446	17%	1,808	3%	2,062	3%	2,536	4%	2,322	4%

Total fixed maturities	$62,585	100%	$58,836	100%	$59,568	100%	$60,253	100%	$59,306	100%

Credit Quality by Market Value
AAA	$14,369	23%	$8,712	15%	$9,320	16%	$9,386	16%	$8,943	15%
AA	22,141	36%	21,560	37%	21,294	36%	21,760	36%	21,589	36%
A	10,163	16%	11,877	20%	11,568	19%	11,712	19%	11,625	20%
BBB	8,941	14%	8,688	15%	8,806	15%	8,789	15%	8,690	15%
BB	3,775	6%	4,281	7%	4,531	8%	4,377	7%	4,372	7%
B	3,018	5%	3,527	6%	3,860	6%	4,054	7%	3,916	7%
Other	178	0%	191	0%	189	0%	175	0%	171	0%

Total fixed maturities	$62,585	100%	$58,836	100%	$59,568	100%	$60,253	100%	$59,306	100%

Cost/Amortized Cost
Fixed maturities available for sale	$43,149		$47,411		$47,599		$48,384		$47,826
Fixed maturities held to maturity	8,430		8,564		8,676		6,982		7,331
Short-term investments	10,446		1,808		2,062		2,536		2,322

Subtotal fixed maturities	62,025		57,783		58,337		57,902		57,479
Equity securities	441		434		433		447		440
Other investments	2,993		2,943		2,989		3,096		2,999

Total investment portfolio	$65,459		$61,160		$61,759		$61,445		$60,918

Avg. duration of fixed maturities	3.5 years		4.0 years		4.1 years		3.9 years		4.0 years
Avg. market yield of fixed maturities	2.8%		2.9%		2.9%		2.6%		2.8%
Avg. credit quality	A/Aa		A/Aa		A/Aa		A/Aa		A/Aa
Avg. yield on invested assets	3.4%		3.6%		3.6%		3.6%		3.8%

Investments	Page 14

Chubb Limited

Investment Portfolio - 2

(in millions of U.S. dollars)

(Unaudited)

Mortgage-backed Fixed Income Portfolio

Mortgage-backed securities

	S&P Credit Rating
	AAA	AA	A	BBB	BB and below	Total

Market Value at December 31, 2015
Agency residential mortgage-backed (RMBS)	$-	$9,502	$-	$-	$-	$9,502
Non-agency RMBS	15	5	12	6	12	50
Commercial mortgage-backed	2,126	10	13	-	-	2,149

Total mortgage-backed securities at market value	$2,141	$9,517	$25	$6	$12	$11,701

U.S. Corporate and Asset-backed Fixed Income Portfolios

Market Value at December 31, 2015	S&P Credit Rating
	Investment Grade

	AAA	AA	A	BBB	Total

Asset-backed	$620	$34	$-	$3	$657
Banks	-	17	1,148	1,184	2,349
Basic Materials	-	3	89	220	312
Communications	-	58	212	930	1,200
Consumer, Cyclical	-	102	362	515	979
Consumer, Non-Cyclical	52	504	1,154	737	2,447
Diversified Financial Services	29	26	310	165	530
Energy	25	31	146	619	821
Industrial	-	324	402	366	1,092
Utilities	1	8	614	382	1,005
All Others	78	214	519	529	1,340

Total	$805	$1,321	$4,956	$5,650	$12,732

Market Value at December 31, 2015	S&P Credit Rating
	Below Investment Grade

	BB	B	CCC	Total

Asset-backed	$4	$-	$5	$9
Banks	3	4	-	7
Basic Materials	97	93	3	193
Communications	588	456	10	1,054
Consumer, Cyclical	504	418	34	956
Consumer, Non-Cyclical	477	687	19	1,183
Diversified Financial Services	147	30	3	180
Energy	253	105	18	376
Industrial	284	284	10	578
Utilities	166	64	-	230
All Others	233	242	12	487

Total	$2,756	$2,383	$114	$5,253

Investments 2	Page 15

Chubb Limited

Investment Portfolio - 3

(in millions of U.S. dollars)

(Unaudited)

Non-U.S. Fixed Income Portfolio

December 31, 2015

Non-U.S. Government Securities	Market Value by S&P Credit Rating

	AAA	AA	A	BBB	BB and below	Total

United Kingdom	$959	$-	$-	$-	$-	$959
Republic of Korea	-	900	-	-	-	900
Federative Republic of Brazil	-	-	-	528	40	568
United Mexican States	-	-	382	116	-	498
Canada	396	-	-	-	-	396
Kingdom of Thailand	-	-	375	-	-	375
Province of Ontario	-	-	300	-	-	300
Province of Quebec	-	-	210	-	-	210
Japan	-	-	192	-	-	192
Socialist Republic of Vietnam	-	-	-	-	168	168
Other Non-U.S. Government Securities	665	809	246	358	313	2,391

Total	$2,020	$1,709	$1,705	$1,002	$521	$6,957

Non-U.S. Corporate Securities	Market Value by S&P Credit Rating

	AAA	AA	A	BBB	BB and below	Total

United Kingdom	$109	$39	$541	$565	$188	$1,442
Canada	53	132	188	267	143	783
United States(1)	1	93	112	179	183	568
France	33	61	222	168	23	507
Netherlands	80	69	157	141	52	499
Australia	64	74	240	86	19	483
Germany	74	17	95	142	19	347
Switzerland	37	16	91	70	34	248
China	-	126	71	29	5	231
Hong Kong	9	5	136	11	3	164
Other Non-U.S. Corporate Securities	190	297	564	535	415	2,001

Total	$650	$929	$2,417	$2,193	$1,084	$7,273

(1) Countries represent the ultimate parent company’s country of risk. Non-U.S. corporate securities could be issued by foreign subsidiaries of U.S. corporations.

Investments 3	Page 16

Chubb Limited

Investment Portfolio - 4

(in millions of U.S. dollars)

(Unaudited)

Fixed Maturity Investment Portfolio

Top 10 Global Corporate Exposures

	December 31, 2015	Market Value	Rating

1	JP Morgan Chase & Co	$ 441	A-
2	General Electric Co	392	AA+
3	Goldman Sachs Group Inc	318	BBB+
4	AT&T INC	269	BBB+
5	Wells Fargo & Co	257	A
6	Bank of America Corp	237	BBB+
7	Verizon Communications Inc	232	BBB+
8	Morgan Stanley	216	BBB+
9	Citigroup Inc	200	BBB+
10	Ford Motor Co	197	BBB-

Investments 4	Page 17

Chubb Limited

Net Realized and Unrealized Gains (Losses)

(in millions of U.S. dollars)

(Unaudited)

	Three months ended December 31, 2015			Year ended December 31, 2015
	Net Realized Gains (Losses) (1)	Net Unrealized Gains (Losses)	Net Impact	Net Realized Gains (Losses) (1)	Net Unrealized Gains (Losses)	Net Impact

Fixed maturities	$(130)	$(446)	$(576)	$(180)	$(1,076)	$(1,256)
Fixed income derivatives	26	-	26	32	-	32
Public equity	(3)	23	20	29	(17)	12
Private equity	(12)	(27)	(39)	37	(46)	(9)

Total investment portfolio (2)	(119)	(450)	(569)	(82)	(1,139)	(1,221)
Mark-to-market from variable annuity reinsurance derivative transactions, net of applicable hedges (3)	55	-	55	(213)	-	(213)
Foreign exchange (4)	(7)	(98)	(105)	(80)	(958)	(1,038)
Partially-owned entities (5)	(3)	-	(3)	42	10	52
Other	-	4	4	(11)	15	4

Net (losses) before tax	(74)	(544)	(618)	(344)	(2,072)	(2,416)
Income tax (benefit)	(12)	(1)	(13)	(10)	(146)	(156)

Net (losses)	$(62)	$(543)	$(605)	$(334)	$(1,926)	$(2,260)

(1) Other-than-temporary impairments for the quarter includes $57 million for fixed maturities, $3 million for public equity and $1 million for private equity. Year to date other-than-temporary impairments includes $103 million for fixed maturities, $7 million for public equities and $2 million for private equity.

(2) Total after-tax net realized losses on the investment portfolio were $109 million and $85 million for the quarter and year to date, respectively. Total after-tax net unrealized losses on the investment portfolio were $411 million and $977 million for the quarter and year to date, respectively.

(3) The quarter and year to date include $79 million and $10 million, respectively, of losses on applicable hedges. These losses are both pre-tax and after-tax.

(4) Unrealized foreign exchange loss, after-tax, for the quarter and year to date were $133 million and $958 million, respectively.

(5) Partially-owned entities are investments where we hold more than an insignificant percentage of the investee's shares. The net income or loss is included in other income (expense).

	Three months ended December 31, 2014			Year ended December 31, 2014
	Net Realized Gains (Losses) (6)	Net Unrealized Gains (Losses)	Net Impact	Net Realized Gains (Losses) (6)	Net Unrealized Gains (Losses)	Net Impact

Fixed maturities	$(26)	$94	$68	$23	$732	$755
Fixed income derivatives	(54)	-	(54)	(107)	-	(107)
Public equity	13	7	20	(47)	77	30
Private equity	44	(1)	43	187	42	229

Total investment portfolio	(23)	100	77	56	851	907
Mark-to-market from variable annuity reinsurance derivative transactions, net of applicable hedges (7)	(153)	-	(153)	(385)	-	(385)
Foreign exchange (8)	2	(501)	(499)	(40)	(632)	(672)
Partially-owned entities (9)	5	-	5	1	(7)	(6)
Other	8	8	16	1	2	3

Net gains (losses) before tax	(161)	(393)	(554)	(367)	214	(153)
Income tax expense (benefit)	111	24	135	100	175	275

Net gains (losses)	$(272)	$(417)	$(689)	$(467)	$39	$(428)

(6) Other-than-temporary impairments for the quarter includes $40 million for fixed maturities and $1 million for public equities. Year to date other-than-temporary impairments includes $57 million for fixed maturities, $3 million for private equity, and $8 million for public equity.

(7) The quarter and year to date include $62 million and $168 million, respectively, of losses on applicable hedges.

(8) Unrealized foreign exchange loss, after-tax, for the quarter and year to date were $520 million and $644 million, respectively.

(9) Partially-owned entities are investments where we hold more than an insignificant percentage of the investee's shares. The net income or loss is included in other income (expense).

Net Gains (Losses)	Page 18

Chubb Limited

Debt and Capital

(in millions of U.S. dollars, except ratios)

(Unaudited)

	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2013
Financial Debt:
Total short-term debt (1)	$-	$700	$700	$1,150	$1,150	$500
Total long-term debt (2)	9,447	4,157	4,157	4,157	3,357	3,807

Total financial debt	$9,447	$4,857	$4,857	$5,307	$4,507	$4,307

Hybrid debt
Total trust preferred securities	309	309	309	309	309	309

Total debt	$9,756	$5,166	$5,166	$5,616	$4,816	$4,616

Chubb Capitalization:
Shareholders' equity	$29,135	$29,127	$29,555	$29,702	$29,587	$28,825
Hybrid debt	309	309	309	309	309	309
Financial debt	9,447	4,857	4,857	5,307	4,507	4,307

Total capitalization	$38,891	$34,293	$34,721	$35,318	$34,403	$33,441

Leverage ratios (based on total capital) (3)
Hybrid debt	0.8%	0.9%	0.9%	0.9%	0.9%	0.9%
Financial debt (4)	24.3%	14.2%	14.0%	15.0%	13.1%	12.9%

Total hybrid & financial debt	25.1%	15.1%	14.9%	15.9%	14.0%	13.8%

Note:  As of December 31, 2015, there was $0.8 billion usage of credit facilities on a total commitment of $1.5 billion.

(1) In May 2015, $450 million of 5.6 percent senior notes matured and were fully paid. In November 2015, $700 million of 2.6 percent senior notes matured and were fully paid.

(2) In November 2015, $5.3 billion of senior notes were issued in connection with our acquisition of The Chubb Corporation.

(3) Repurchase agreements are excluded from our leverage ratios effective Q4 2015. Repurchase agreements are excluded by many rating agencies from debt to capital leverage ratios because repayment is not dependent on other resources.

(4) Excluding the $5.3 billion pre-acquisition debt, the financial debt ratio is 12.4%

Debt and Capital	Page 19

Chubb Limited

Computation of Basic and Diluted Earnings Per Share

(in millions of U.S. dollars, except share and per share data)

(Unaudited)

	Three months ended December 31		Year ended December 31
	2015	2014	2015	2014

Numerator
Operating income to common shares	$780	$827	$3,210	$3,320
Chubb integration and related expenses, net of tax	(35)	-	(42)	-
Adjusted net realized gains (losses), net of tax	(62)	(272)	(334)	(467)

Net income	$683	$555	$2,834	$2,853

Rollforward of Common Shares Outstanding
Shares - beginning of period	324,062,368	332,111,557	328,659,686	339,793,935
Repurchase of shares	-	(3,839,174)	(6,677,663)	(13,982,358)
Shares issued, excluding option exercises	84,600	66,123	1,123,838	1,336,161
Issued for option exercises	416,473	321,180	1,457,580	1,511,948

Shares - end of period	324,563,441	328,659,686	324,563,441	328,659,686

Denominator
Weighted average shares outstanding	324,578,610	331,124,128	325,589,361	335,609,899
Effect of other dilutive securities	3,227,644	3,464,261	3,246,017	3,376,388

Adj. wtd. avg. shares outstanding and assumed conversions	327,806,254	334,588,389	328,835,378	338,986,287

Basic earnings per share
Operating income	$2.40	$2.50	$9.86	$9.89
Chubb integration and related expenses, net of tax	(0.11)	-	(0.13)	-
Adjusted net realized gains (losses), net of tax	(0.19)	(0.82)	(1.02)	(1.39)

Net income	$2.10	$1.68	$8.71	$8.50

Diluted earnings per share
Operating income	$2.38	$2.47	$9.76	$9.79
Chubb integration and related expenses, net of tax	(0.11)	-	(0.13)	-
Adjusted net realized gains (losses), net of tax	(0.19)	(0.81)	(1.01)	(1.37)

Net income	$2.08	$1.66	$8.62	$8.42

Earnings per share	Page 20

Chubb Limited

Book Value and Book Value per Common Share

(in millions of U.S. dollars, except share and per share data)

(Unaudited)

Reconciliation of Book Value per Common Share

	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014
Shareholders’ equity	$29,135	$29,127	$29,555	$29,702	$29,587
Less: goodwill and other intangible assets	5,683	5,713	5,969	5,516	5,724

Numerator for tangible book value per share	$23,452	$23,414	$23,586	$24,186	$23,863

Book value - % change over prior quarter	0.0%	-1.4%	-0.5%	0.4%	-1.4%
Tangible book value - % change over prior quarter	0.2%	-0.7%	-2.5%	1.4%	-3.0%

Denominator	324,563,441	324,062,368	323,814,281	327,084,762	328,659,686

Book value per common share	$89.77	$89.88	$91.27	$90.81	$90.02
Tangible book value per common share	$72.25	$72.25	$72.84	$73.94	$72.61

Reconciliation of Book Value

Shareholders’ equity, beginning of quarter	$29,127	$29,555	$29,702	$29,587	$30,017
Operating income	780	897	788	745	827
Chubb integration and related expenses, net of tax	(35)	(7)	-	-	-
Adjusted net realized gains (losses), net of tax	(62)	(362)	154	(64)	(272)
Net unrealized gains (losses), net of tax	(411)	(255)	(672)	361	94
Repurchase of shares	-	-	(394)	(340)	(430)
Dividend declared on common shares	(218)	(218)	(217)	(222)	(223)
Cumulative translation, net of tax	(133)	(547)	132	(410)	(520)
Pension liability	1	3	(5)	10	9
Other (1)	86	61	67	35	85

	$29,135	$29,127	$29,555	$29,702	$29,587

(1) Other primarily includes proceeds from exercise of stock options and stock compensation.

Reconciliation Book Value	Page 21

Chubb Limited

Non-GAAP Financial Measures

(in millions of U.S. dollars)

(Unaudited)

Regulation G - Non-GAAP Financial Measures

In presenting our results, we included and discussed certain non-GAAP measures. These non-GAAP measures, which may be defined differently by other companies, are important for an understanding of our overall results of operations and financial condition. However, they should not be viewed as a substitute for measures determined in accordance with generally accepted accounting principles (GAAP).

We provide financial measures such as gross premiums written, net premiums written, net premiums earned, and operating income on a constant-dollar basis. We believe it is useful to evaluate the trends in these measures exclusive of the effect of fluctuations in exchange rates between the U.S. dollar and the currencies in which our international business is transacted, as these exchange rates could fluctuate significantly between periods and distort the analysis of trends. The impact is determined by assuming constant foreign exchange rates between periods by translating prior period results using the same local currency exchange rates as the comparable current period.

Adjusted net realized gains (losses) is a non-GAAP financial measure that excludes realized gains and losses on crop derivatives. These derivatives were purchased to provide economic benefit, in a manner similar to reinsurance protection, in the event that a significant decline in commodity pricing will impact underwriting results. We view gains and losses on these derivatives as part of the results of our underwriting operations and therefore realized gains and losses from these derivatives are reclassified to Adjusted losses and loss expenses (a non-GAAP financial measure). Adjusted losses and loss expenses include gains and losses on crop derivatives. P&C loss and loss expense ratio and P&C combined ratio (both non-GAAP financial measures) include adjusted losses and loss expenses in the ratio numerator. A reconciliation of GAAP combined ratio to P&C combined ratio is provided on page 25.

In presenting our segment operating results, we have shown our performance with reference to underwriting results. Underwriting results are calculated by subtracting losses and loss expenses, policy benefits, policy acquisition costs, and administrative expenses from net premiums earned. We use underwriting results and operating ratios to monitor the results of our operations without the impact of certain factors, including investment income, other income and expenses, interest and income tax expense, and net realized gains (losses). P&C underwriting income is a non-GAAP financial measure which includes Adjusted losses and loss expenses. Insurance – North American Agriculture underwriting income includes gains (losses) on crop derivatives. Life underwriting income includes net investment income and gains (losses) from fair value changes in separate account assets that do not qualify for separate account reporting under GAAP.

Operating income or income excluding adjusted net realized gains (losses), net of tax, is a common performance measurement for insurance companies and a non-GAAP financial measure. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. We exclude adjusted net realized gains (losses) and net realized gains (losses) included in other income (expense) related to partially owned entities because the amount of these gains (losses) is heavily influenced by, and fluctuates in part according to, the availability of market opportunities. We also exclude Chubb integration and related expenses related to the acquisition due to the size and complexity of this acquisition. These integration and related expenses are distortive to our results and are not indicative of our underlying profitability. We believe that excluding these integration and related expenses facilitates the comparison of our financial results to our historical operating results. These expenses include legal and professional fees and all costs directly related to the integration activities of the Chubb acquisition. In addition, we exclude the pre-acquisition interest expense on the $5.3 billion senior notes issued in November 2015 from operating income because the operations for which the debt was issued are not part of our operating activities prior to the completion of the acquisition. Effective with the close of the Chubb acquisition (January 14, 2016), this debt will be considered a cost of our operations and will then be included within operating income. Operating income or income excluding adjusted net realized gains (losses) should not be viewed as a substitute for net income determined in accordance with GAAP.

Other income (expense) – operating is a non-GAAP financial measure and excludes the portion of net realized gains and losses related to unconsolidated entities from other income (expense). These gains and losses are reported as Net realized gains (losses) and represent the non-operating activities of entities where we hold more than an insignificant percentage of the investee’s shares. We exclude these gains and losses from other income (expense) to enhance the understanding of our core results of operations as they are heavily influenced by, and fluctuate in part according to market conditions. A reconciliation of Consolidated Other income (expense) on a GAAP basis to Consolidated Other income (expense) - operating is provided on page 24.

P&C combined ratio excluding catastrophe losses and prior period development (PPD) is a non-GAAP financial measure. The ratio numerator includes adjusted losses and loss expenses, policy acquisition costs, and administrative expenses adjusted to exclude catastrophe losses and PPD. The ratio denominator includes net premiums earned adjusted to exclude the amount of reinstatement premiums (expensed) collected and net earned premium adjustments on loss sensitive policies. We believe that excluding the impact of catastrophe losses and PPD provides a better evaluation of our core underwriting performance and enhances the understanding of the trends in our property & casualty business that may be obscured by these items.

P&C loss and loss expense ratio excluding the impact of catastrophe losses and PPD is a non-GAAP financial measure. The loss ratio numerator includes adjusted losses and loss expenses adjusted to exclude catastrophe losses and PPD. The loss ratio denominator includes Net premiums earned adjusted to exclude the amount of reinstatement premiums (expensed) collected. In periods where there are adjustments on loss sensitive policies, these adjustments are excluded from PPD and net earned premiums when calculating this ratio. We believe that excluding the impact of catastrophe losses and PPD provides a better evaluation of our core underwriting performance and enhances the understanding of the trends in our property & casualty business that may be obscured by these items.

P&C expense ratio excluding accident and health (A&H) is a non-GAAP financial measure and excludes the impact of our A&H business from our consolidated expense ratio. The expense ratio for the A&H business is typically higher than our traditional P&C business, and we believe that this measure provides better comparison to our peer companies that may not have a significant A&H block of business.

Global P&C performance metrics are non-GAAP financial measures and comprise consolidated operating results (including corporate) and exclude the operating results of the company’s Life and Insurance – North American Agriculture segments. We believe that these measures are useful and meaningful to investors as they are used by management to assess the company’s global P&C operations which are the most economically similar. We exclude the Insurance – North American Agriculture and Life segments because the results of these businesses do not always correlate with the results of our global P&C operations.

International life insurance net premiums written and deposits collected, is a non-GAAP financial measure. Deposits collected on universal life and investment contracts (life deposits) are not reflected as revenues in our consolidated statements of operations in accordance with GAAP. However, we include life deposits in presenting growth in our life insurance business because new life deposits are an important component of production and key to our efforts to grow our business.

Operating return on equity (ROE) or ROE calculated using operating income is an annualized non-GAAP financial measure and is calculated as operating income divided by average shareholders' equity, as adjusted, for the period. To annualize a quarterly rate, multiply by four. Operating ROE is a useful measure as it enhances the understanding of the return on shareholders' equity by highlighting the underlying profitability relative to shareholders' equity excluding the effect of unrealized gains and losses on our investments.

Operating effective tax rate is a non-GAAP financial measure. The numerator excludes tax on adjusted net realized gains (losses). The denominator excludes adjusted net realized gains (losses), before tax. We exclude adjusted net realized gains (losses) and the related tax impact because these amounts are heavily influenced by, and fluctuate in part according to, the availability of market opportunities. Operating effective tax rate should not be viewed as a substitute for effective tax rate determined in accordance with GAAP.

Tangible book value per common share is a non-GAAP financial measure and is shareholders' equity less goodwill and other intangible assets divided by the shares outstanding. We believe that goodwill and other intangible assets are not indicative of our underlying insurance results or trends and make book value comparisons to less acquisitive peer companies less meaningful. A reconciliation of tangible book value per share is provided on page 21. Tangible book value per common share excluding 2014 acquisitions is shareholders' equity less goodwill and other intangible assets divided by the shares outstanding. The numerator adds back the goodwill and other intangible assets related to the acquisition of the Fireman's Fund high net worth personal lines insurance business in the United States in order to adjust for the distortive effect of acquisitions. In addition, we disclose per share measures that exclude the impact of foreign currency fluctuations during 2015 in order to adjust for the distortive effects of fluctuations in exchange rates.

Reconciliation Non-GAAP	Page 22

Chubb Limited

Non-GAAP Financial Measures - 2

(in millions of U.S. dollars, except ratios)

(Unaudited)

Regulation G - Non-GAAP Financial Measures (continued)

Operating income

Operating income is a common performance measure for insurance companies and is presented throughout this report.

The following table presents the reconciliation of Net income to Operating income:

	4Q-15	3Q-15	2Q-15	1Q-15	4Q-14	Full Year 2015	Full Year 2014

Net income, as reported	$683	$528	$942	$681	$555	$2,834	$2,853
Chubb integration and related expenses, net of tax	(35)	(7)	-	-	-	(42)	-
Adjusted net realized gains (losses)	(57)	(393)	128	(89)	(210)	(411)	(558)
Net realized gains (losses) related to unconsolidated entities (1)	(17)	25	33	26	49	67	191
Income tax expense (benefit) on adjusted net realized gains (losses)	(12)	(6)	7	1	111	(10)	100

Operating income	$780	$897	$788	$745	$827	$3,210	$3,320

(1) Realized gains (losses) on partially-owned entities, which are investments where we hold more than an insignificant percentage of the investee's shares. The net income or loss is included in other income (expense).

The following table presents the Operating income (loss) of each segment and Corporate:

	4Q-15	3Q-15	2Q-15	1Q-15	4Q-14	Full Year 2015	Full Year 2014

Insurance – North American P&C	$389	$326	$395	$345	$372	$1,455	$1,498
Insurance – Overseas General	261	330	240	241	294	1,072	1,163
Global Reinsurance	109	190	145	128	127	572	562
Corporate	(76)	(62)	(74)	(70)	(87)	(282)	(296)

Global P&C (including Corporate)	683	784	706	644	706	2,817	2,927

Insurance – North American Agriculture	43	56	15	35	45	149	96

Consolidated Results (including Corporate) Excluding Life Segment	726	840	721	679	751	2,966	3,023

Life	54	57	67	66	76	244	297

Consolidated operating income	$780	$897	$788	$745	$827	$3,210	$3,320

Operating ROE

The following table presents the reconciliation of ROE to Operating ROE:

	4Q-15	4Q-14	Full Year 2015	Full Year 2014
Net income	$683	$555	$2,834	$2,853
Operating income	$780	$827	$3,210	$3,320

Equity - beginning of period, as reported	$29,127	$30,017	$29,587	$28,825
Less: unrealized gains (losses) on investments, net of deferred tax	1,285	1,757	1,851	1,174

Equity - beginning of period, as adjusted	$27,842	$28,260	$27,736	$27,651

Equity - end of period, as reported	$29,135	$29,587	$29,135	$29,587
Less: unrealized gains (losses) on investments, net of deferred tax	874	1,851	874	1,851

Equity - end of period, as adjusted	$28,261	$27,736	$28,261	$27,736

Average equity, as reported	$29,131	$29,802	$29,361	$29,206
Average equity, as adjusted	$28,052	$27,998	$27,999	$27,694
Operating ROE	11.1%	11.8%	11.5%	12.0%
ROE	9.4%	7.5%	9.7%	9.8%

Reconciliation Non-GAAP 2	Page 23

Chubb Limited

Non-GAAP Financial Measures - 3

(in millions of U.S. dollars, except ratios)

(Unaudited)

Regulation G - Non-GAAP Financial Measures (continued)

Operating effective tax rate

The following table presents the reconciliation of effective tax rate to the operating effective tax rate:

						Full Year	Full Year
	4Q-15	3Q-15	2Q-15	1Q-15	4Q-14	2015	2014

Tax expense, as reported	$67	$132	$143	$120	$232	$462	$634
Tax expense (benefit) on Chubb integration and related expenses	(18)	(2)	-	-	-	(20)	-
Tax expense (benefit) on adjusted net realized gains (losses)	(12)	(6)	7	1	111	(10)	100

Tax expense, adjusted	$97	$140	$136	$119	$121	$492	$534

Income before tax, as reported	$750	$660	$1,085	$801	$787	$3,296	$3,487
Less: Chubb integration and related expenses	(53)	(9)	-	-	-	(62)	-
Less: adjusted realized gains (losses)	(57)	(393)	128	(89)	(210)	(411)	(558)
Less: realized gains (losses) related to unconsolidated entities	(17)	25	33	26	49	67	191

Operating income before tax	$877	$1,037	$924	$864	$948	$3,702	$3,854

Effective tax rate	9.0%	20.0%	13.2%	15.0%	29.5%	14.0%	18.2%
Adjustment for tax impact of Chubb integration and related expenses	-1.3%	-0.1%	-	-	-	-0.2%	-
Adjustment for tax impact of adjusted net realized gains (losses)	3.4%	-6.4%	1.5%	-1.3%	-16.8%	-0.5%	-4.3%

Operating effective tax rate	11.1%	13.5%	14.7%	13.7%	12.7%	13.3%	13.9%

Other income (expense) - operating

The following table presents the reconciliation of Consolidated Other income (expense) on a GAAP basis to Consolidated Other income (expense) - operating. Other income (expense) – operating is a non-GAAP financial measure which excludes gains (losses) from fair value changes in separate account assets that do not qualify for separate account reporting under GAAP and the portion of net realized gains and losses related to unconsolidated entities. Gains (losses) from fair value changes in separate account assets are reclassified from Other income (expense) for purposes of presenting Life underwriting income, as the offsetting movement in the separate account liabilities is included in Policy benefits. Net realized gains (losses) related to unconsolidated entities is excluded from operating income in order to enhance the understanding of our core results of operations as they are heavily influenced by, and fluctuate in part according to market conditions.

Note: Effective Q3 2015, amortization of intangible assets (previously reported in Other income (expense) - operating) are now reported separately. Prior year amounts are reclassified to conform to the current year presentation.

						Full Year	Full Year
	4Q-15	3Q-15	2Q-15	1Q-15	4Q-14	2015	2014

Consolidated GAAP Other income (expense):
Consolidated excluding Life segment	$(19)	$24	$14	$12	$47	$31	$187
Life segment	9	(36)	24	23	4	20	3

Consolidated	(10)	(12)	38	35	51	51	190

Less: Gains (losses) from fair value changes in separate account assets
Consolidated excluding Life segment	-	-	-	-	-	-	-
Life segment	13	(49)	6	11	(3)	(19)	2

Consolidated	13	(49)	6	11	(3)	(19)	2

Less: Net realized gains (losses) related to unconsolidated entities
Consolidated excluding Life segment	(17)	13	16	12	43	24	185
Life segment	-	12	17	14	6	43	6

Consolidated	(17)	25	33	26	49	67	191

Consolidated Other income (expense) - operating:
Consolidated excluding Life segment	(2)	11	(2)	-	4	7	2
Life segment	(4)	1	1	(2)	1	(4)	(5)

Consolidated	$(6)	$12	$(1)	$(2)	$5	$3	$(3)

Reconciliation Non-GAAP 3	Page 24

Chubb Limited

Non-GAAP Financial Measures - 4

(in millions of U.S. dollars, except ratios)

(Unaudited)

Regulation G - Non-GAAP Financial Measures (continued)

P&C combined ratio

The following table presents the reconciliation of GAAP combined ratio to P&C combined ratio. The P&C combined ratio includes the impact of realized gains and losses on crop derivatives. These derivatives were purchased to provide economic benefit, in a manner similar to reinsurance protection, in the event that a significant decline in commodity pricing will impact underwriting results. We view gains and losses on these derivatives as part of the results of our underwriting operations.

						Full Year	Full Year
	4Q-15	3Q-15	2Q-15	1Q-15	4Q-14	2015	2014

GAAP combined ratio	87.7%	85.8%	87.6%	88.4%	88.5%	87.3%	88.1%
Impact of gains and losses on crop derivatives	0.0%	0.1%	0.1%	0.0%	0.0%	0.1%	-0.4%

P&C combined ratio	87.7%	85.9%	87.7%	88.4%	88.5%	87.4%	87.7%

Adjusted interest expense
The following table presents the reconciliation of Consolidated Interest expense on a GAAP basis to Consolidated Adjusted interest expense.
						Full Year	Full Year
	4Q-15	3Q-15	2Q-15	1Q-15	4Q-14	2015	2014

Interest expense (GAAP)	$93	$68	$71	$68	$67	$300	$280
Less: pre-acquisition interest expense related to $5.3 billion senior notes.	(29)	-	-	-	-	(29)	-

Adjusted interest expense	$64	$68	$71	$68	$67	$271	$280

Chubb integration and related expenses, net of tax

Chubb integration and related expenses is a non-GAAP financial measure and includes legal and professional fees and all costs directly related to the integration activities of the Chubb acquisition, including the pre-acquisition interest expense on the $5.3 billion senior notes issued in November 2015. We exclude Chubb integration expenses related to the Chubb acquisition from operating income due to the size and complexity of this acquisition. We exclude the pre-acquisition interest expense from operating income because the operations for which the debt was issued were not part of our operating activities prior to the completion of the acquisition. Effective with the close of the Chubb acquisition (January 14, 2016), this debt will be considered a cost of our operations and will then be included within operating income. These integration and related expenses are distortive to our results and are not indicative of our underlying profitability. We believe that excluding these integration and related expenses facilitates the comparison of our financial results to our historical operating results. The following table presents the reconciliation of Chubb integration expenses, net of tax on a GAAP basis to Chubb integration and related expenses, net of tax.

						Full Year	Full Year
	4Q-15	3Q-15	2Q-15	1Q-15	4Q-14	2015	2014

Chubb integration expenses, net of tax	$16	$7	$-	$-	$-	$23	$-
Add: pre-acquisition interest expense related to $5.3 billion senior notes, net of tax	19	-	-	-	-	19	-

Chubb integration and related expenses, net of tax	$35	$7	$-	$-	$-	$42	$-

Reconciliation Non-GAAP 4	Page 25

Chubb Limited

Glossary

Chubb Limited Consolidated comprises all segments including Corporate.

Operating return on equity (ROE) or ROE calculated using income excluding Chubb integration expenses, net of tax and adjusted net realized gains (losses), net of tax: Operating income or income excluding Chubb integration expenses and adjusted net realized gains (losses), net of tax, divided by average shareholders' equity for the period excluding unrealized gains (losses) on investments, net of tax. To annualize a quarterly rate multiply by four.

Book value per common share: Shareholders' equity divided by the shares outstanding.

Combined ratio: The sum of the loss and loss expense ratio, acquisition cost ratio and the administrative expense ratio excluding life business.

Operating effective tax rate: Income tax expense excluding tax expense (benefit) on adjusted net realized gains (losses) divided by income excluding adjusted net realized gains (losses) before tax.

Life underwriting income: Net premiums earned and net investment income less losses and loss expenses, policy benefits, acquisition costs, and administrative expenses. In addition, Life underwriting income includes gains/losses from fair value changes in separate account assets that do not qualify for separate account reporting under GAAP.

Tangible book value per common share: Shareholders’ equity less goodwill and other intangible assets divided by the shares outstanding.

Average market yield of fixed maturities: Weighted average yield to maturity of our fixed income portfolio based on the market prices of the holdings as of that date.

Average yield on invested assets: Net investment income divided by average cost of fixed maturities and other investments, and average market value of equity securities.

Tangible capital: Total capitalization less goodwill and other intangible assets.

Total capitalization: Short-term debt, long-term debt, trust preferreds, and shareholders’ equity.

NM: Not meaningful.

Chubb integration and related expenses, net of tax: Chubb integration expenses comprise legal and professional fees and all other costs directly related to the integration activities of the Chubb acquisition including the pre-acquisition interest expense on the $5.3 billion senior notes issued in November 2015. The pre-acquisition interest expense will be included in operating income commencing on January 14th, 2016, the date of the acquisition close.

Glossary	Page 26